AMSG Reports Second-Quarter Results
Page 1
August 4, 2015

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS SECOND-QUARTER ADJUSTED DILUTED EPS OF $0.97 AND
DILUTED EPS OF $0.65
———————————
INCREASES 2015 FINANCIAL GUIDANCE
———————————
ANNOUNCES ACQUISITION OF BAY AREA ANESTHESIA, LLC IN TAMPA

NASHVILLE, Tenn. ─ (August 4, 2015) ─ AmSurg Corp. (NASDAQ: AMSG) today announced financial results for the second quarter ended June 30, 2015. The Company’s results for the quarter included:

•	Net revenues of $642.0 million, an increase of 131% from the second quarter of 2014;

•	Net earnings from continuing operations attributable to AmSurg common shareholders of $31.4 million. Adjusted net earnings of $49.9 million increased 131% from the second quarter of 2014;

•
Net earnings per diluted share from continuing operations attributable to AmSurg common shareholders of $0.65 and adjusted net earnings per diluted share of $0.97, up 45% on 59% higher diluted shares outstanding; and

•	Adjusted EBITDA of $128.0 million, a 148% increase from the second quarter of 2014.

See page 6 for a reconciliation of all GAAP and non-GAAP financial results.

“AmSurg produced strong growth for the second quarter, which significantly exceeded our expectations,” said Christopher A. Holden, President and Chief Executive Officer of AmSurg. “Our performance was driven by successful execution of our organic growth and acquisition strategies in both our Ambulatory and Physicians Services businesses. The combination of AmSurg and Sheridan continues to be catalytic for both operating divisions.

“For the second quarter of 2015, Ambulatory Services produced same-center revenue growth of 5.1%, driven by improved reimbursement, case mix and increased volumes. Physician Services produced same-contract revenue growth of 14.3%. Volumes continued to strengthen over prior-year trends, contributing 3.8% to this revenue growth and led primarily by neonatology and radiology encounters. Revenue per encounter increased 10.5% for the quarter, reflecting the continued growth in Florida exchange revenues, increased acuity, annual increases in contracted rates and higher reimbursement trends at several prior-year platform acquisitions. Our organic growth drove improved margins for the quarter and supports the increase in our financial guidance for the full year.

“During the second quarter, we purchased two ambulatory surgery centers (ASCs) and an anesthesia practice. Subsequent to the quarter end, we acquired a multi-specialty ASC and the previously announced acquisition of Coastal Anesthesiology Consultants. In addition, we are pleased to announce the acquisition of Bay Area Anesthesia, LLC, which delivers both inpatient and outpatient anesthesia services at seven healthcare facilities in the Tampa market, including three locations affiliated with BayCare Health System and two ASCs that are owned jointly by AmSurg and BayCare Health System. With these transactions, we have exceeded our 2015 capital expenditure target of $200 million for acquisitions. We remain well positioned to act on additional acquisition opportunities across both operating divisions in 2015, and as indicated by our recent transactions, we have a robust pipeline of potential opportunities.”

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AMSG Reports Second-Quarter Results

August 4, 2015

Ambulatory Services

Net revenues for Ambulatory Services grew 12% to $311.0 million for the second quarter of 2015 from $278.2 million for the second quarter of 2014. Same-center revenue rose 5.1% for second quarter of 2015 compared with the second quarter of 2014, comprised of a 1.3% increase in procedures and a 3.8% increase in net revenue per procedure. Adjusted EBITDA was $60.3 million for the second quarter of 2015, a 17% increase from $51.6 million for the second quarter of 2014, while adjusted EBITDA margin increased 80 basis points to 19.4% from 18.6%.

Ambulatory Services acquired two ASCs during the second quarter and ended the quarter with 250 centers. Ambulatory Services had six centers under letter of intent at the end of the second quarter, one of which has already been acquired in the third quarter. There were also two centers under development at the end of the second quarter, one of which is expected to open in late 2015.

Physician Services

For the second quarter of 2015, net revenues for Physician Services were $331.0 million. Adjusted EBITDA was $67.7 million for the quarter, and adjusted EBITDA margin was 20.4%.

Comparable-quarter revenue growth for Physician Services was 24.3%, of which 10.9% was from same-contract revenues, 1.6% from net new contract revenues and 11.8% from acquisition revenues. Same-contract growth in net revenues totaled 14.3% for the second quarter of 2015, comprised of a 3.8% increase in patient encounters and a 10.5% increase in net revenue per patient encounter.

Physician Services completed the acquisition of one anesthesiology practice during the second quarter and has acquired two additional anesthesiology practices since the end of the quarter.

Liquidity

AmSurg had cash and cash equivalents of $126.3 million at the end of the second quarter and availability of $300 million under its revolving credit facility. Net cash flows from operations, less distributions to noncontrolling interests, were $98.7 million for the second quarter. The Company’s ratio of total debt at the end of the second quarter of 2015 to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 4.7.

Guidance

AmSurg today has raised its financial and operating guidance for 2015 and established its financial guidance for the third quarter of the year. The Company’s guidance for adjusted net earnings per diluted share from continuing operations attributable to common shareholders (“Adjusted EPS”) excludes transaction and severance costs related to acquisitions, acquisition-related amortization expense, gains and losses on deconsolidations, share-based compensation expense and changes in contingent purchase price consideration. The Company’s guidance is as follows:

•	Revenues in a range of $2.50 billion to $2.52 billion, up from a range of $2.46 billion to $2.49 billion;

•
Same-center revenue increase of 3% to 4% for Ambulatory Services, compared with the prior range of 2% to 3%; same-contract revenue growth of 8% to 10% in Physician Services, up from a range of 6% to 8%;

•	Adjusted EBITDA of $474 million to $480 million, up from a range of $454 million to $460 million;

•	Adjusted EPS in a range of $3.52 to $3.59, up from a range of $3.31 to $3.39; and

•	For the third quarter of 2015, adjusted EPS in a range of $0.92 to $0.95.

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AMSG Reports Second-Quarter Results

August 4, 2015

The information contained in the preceding paragraphs, including information regarding the Company’s financial results for future periods, is forward-looking information. Forward-looking information involves known and unknown risks and uncertainties as described below. There can be no assurance that AmSurg will attain the financial targets set forth in this press release. The Company’s actual results and performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

Non-GAAP adjusted earnings per share guidance for the second quarter and full year of 2015 exclude acquisition-related transaction costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions and share-based compensation expense, net of the tax impact thereon, the exact amount of which are not currently determinable but may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all GAAP and non-GAAP financial results).

Conference Call

AmSurg Corp. will hold a conference call to discuss this release Tuesday, August 4, 2015, at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

Safe Harbor

This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: we may face challenges managing our Physician Services Division as a new business and may not realize anticipated benefits; we may become subject to investigations by federal and state entities and unpredictable impacts of the Health Reform Law; we may not be able to successfully maintain effective internal controls over financial reporting; we may not be able to implement our business strategy, manage the growth in our business, and integrate acquired businesses; our substantial indebtedness and restrictions in our debt instruments could adversely affect our business or our ability to implement our growth strategy, or limit our ability to react to changes in the economy or our industry; we may not generate sufficient cash to service our indebtedness; regulatory changes may obligate us to buy out interests of physicians who are minority owners of our surgery centers; we may not be able to successfully maintain our information systems and processes, implement new systems and processes, and maintain the security of those systems and processes; we may be subject to litigation and investigations and liability claims for damages and other expenses not covered by insurance; we may be required to write-off a portion of our intangible assets; payments from third-party payors, including government healthcare programs, may decrease or not increase as our costs increase; there may be adverse developments affecting the medical practices of our physician partners; we may not be able to maintain favorable relations with our physician partners; we may not be able to grow our ambulatory services revenue by increasing procedure volume while maintaining operating margins and profitability at our existing surgery centers; we may not be able to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors beyond our control may affect our business; we may be adversely impacted by changes in patient volume and patient mix; several client relationships generate a significant portion of our physician services revenues; our physician services contracts may be cancelled or not renewed or we may not be able to enter into additional contracts under terms acceptable to us; reimbursement rates, revenue and profit margin under our fee-for-service physician services payor contracts may decrease; we may not be able to timely or accurately bill for services; we may not be able to enroll our physician services providers in the Medicare and Medicaid programs on a timely basis; our strategic partnerships with healthcare providers may not be successful; we may not be able to successfully recruit and retain

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AMSG Reports Second-Quarter Results

August 4, 2015

physicians, nurses and other clinical providers; we may not be able to accurately assess the costs we will incur under new contracts; our margins may be negatively impacted by cross-selling to existing clients or selling bundled services to new clients; we may not be able to enforce non-compete agreements with our physicians and other clinical employees in some jurisdictions; there may be unfavorable changes in regulatory, economic and other conditions in the states where we operate; legislative or regulatory action may make our captive insurance company arrangement less feasible or otherwise reduce our profitability; our reserves with respect to our losses covered under our insurance programs may not be sufficient; and the other risk factors are described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

About AmSurg

AmSurg’s Ambulatory Services Division acquires, develops and operates ambulatory surgery centers in partnership with physicians throughout the U.S. AmSurg’s Physician Services Division, Sheridan, provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities throughout the U.S., primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of June 30, 2015, AmSurg owned and operated 250 ASCs in 34 states and provided physician services to more than 350 healthcare facilities in 27 states. AmSurg has partnerships with, or employs, over 5,000 physicians in 38 states and the District of Columbia.

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AMSG Reports Second-Quarter Results

August 4, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data (In thousands, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Earnings Data:	2015	2014	2015	2014
Revenues	$707,733	$278,227	$1,345,930	$537,788
Provision for uncollectibles	(65,783)	—	(133,535)	—
Net revenue	641,950	278,227	1,212,395	537,788
Operating expenses:
Salaries and benefits	320,396	84,053	622,575	166,202
Supply cost	45,790	40,873	88,374	78,678
Other operating expenses	105,002	55,812	195,572	109,981
Transaction costs	1,982	3,579	3,453	3,579
Depreciation and amortization	23,612	8,436	46,430	16,695
Total operating expenses	496,782	192,753	956,404	375,135
Gain (loss) on deconsolidation	(3,035)	1,366	(3,258)	3,411
Equity in earnings of unconsolidated affiliates	3,989	539	6,640	1,303
Operating income	146,122	87,379	259,373	167,367
Interest expense, net	30,182	6,892	60,429	13,852
Earnings from continuing operations before income taxes	115,940	80,487	198,944	153,515
Income tax expense	25,193	12,798	39,442	25,780
Net earnings from continuing operations	90,747	67,689	159,502	127,735
Net earnings from discontinued operations	—	483	—	551
Net earnings	90,747	68,172	159,502	128,286
Less net earnings attributable to noncontrolling interests	57,072	49,211	104,789	92,130
Net earnings attributable to AmSurg Corp. shareholders	33,675	18,961	54,713	36,156
Preferred stock dividends	(2,264)	—	(4,528)	—
Net earnings attributable to AmSurg Corp. common shareholders	$31,411	$18,961	$50,185	$36,156

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$31,411	$18,771	$50,185	$36,163
Earnings (loss) from discontinued operations, net of income tax	—	190	—	(7)
Net earnings attributable to AmSurg Corp. common shareholders	$31,411	$18,961	$50,185	$36,156
Basic earnings per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.66	$0.59	$1.05	$1.14
Net earnings from discontinued operations	—	0.01	—	—
Net earnings	$0.66	$0.60	$1.05	$1.14
Diluted earnings per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.65	$0.58	$1.05	$1.12
Net earnings from discontinued operations	—	0.01	—	—
Net earnings	$0.65	$0.59	$1.05	$1.12
Weighted average number of shares and share equivalents outstanding:
Basic	47,678	31,825	47,625	31,770
Diluted	48,099	32,233	48,002	32,177

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AMSG Reports Second-Quarter Results

August 4, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of net earnings to Adjusted net earnings (1):
Net earnings attributable to AmSurg Corp. shareholders	$33,675	$18,961	$54,713	$36,156
(Earnings) loss from discontinued operations	—	(312)	—	16
Amortization of purchased intangibles	12,490	—	24,912	—
Share-based compensation	3,883	2,506	7,592	4,964
Net change in fair value of contingent consideration	6,410	—	6,410	—
(Gain) loss on deconsolidation	3,035	(1,366)	3,258	(3,411)
Transaction costs	1,982	3,579	3,453	3,579
Total pre-tax adjustments	27,800	4,407	45,625	5,148
Tax effect	11,593	1,769	18,723	1,394
Total adjustments, net	16,207	2,638	26,902	3,754
Adjusted net earnings	$49,882	$21,599	$81,615	$39,910

Basic shares outstanding	47,678	31,825	47,625	31,770
Effect of dilutive securities, options and non-vested shares	3,550	408	3,518	407
Diluted shares outstanding, if converted	51,228	32,233	51,143	32,177

Adjusted earnings per share	$0.97	$0.67	$1.60	$1.24

Reconciliation of net earnings to Adjusted EBITDA (2):
Net earnings attributable to AmSurg Corp. shareholders	$33,675	$18,961	$54,713	$36,156
(Earnings) loss from discontinued operations	—	(190)	—	7
Interest expense, net	30,182	6,892	60,429	13,852
Income tax expense	25,193	12,798	39,442	25,780
Depreciation and amortization	23,612	8,436	46,430	16,695
EBITDA	112,662	46,897	201,014	92,490
Adjustments:
Net change in fair value of contingent consideration	6,410	—	6,410	—
Share-based compensation	3,883	2,506	7,592	4,964
Transaction costs	1,982	3,579	3,453	3,579
(Gain) loss on deconsolidation	3,035	(1,366)	3,258	(3,411)
Total adjustments	15,310	4,719	20,713	5,132
Adjusted EBITDA	$127,972	$51,616	$221,727	$97,622

Segment Information:
Ambulatory Services Adjusted EBITDA	$60,304	$51,616	$107,612	$97,622
Physician Services Adjusted EBITDA	67,668	—	114,115	—
Adjusted EBITDA	$127,972	$51,616	$221,727	$97,622

Net Revenue by Segment:
Ambulatory Services	$310,991	$278,227	$594,901	$537,788
Physician Services	330,959	—	617,494	—
Total net revenue	$641,950	$278,227	$1,212,395	$537,788

See footnotes on page 10

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AMSG Reports Second-Quarter Results

August 4, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in thousands)

Operating Data- Ambulatory Services:
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Procedures performed during the period at consolidated centers	441,302	416,320	845,821	801,017
Centers in operation at end of period (consolidated)	239	231	239	231
Centers in operation at end of period (unconsolidated)	11	7	11	7
Average number of continuing centers in operation (consolidated)	238	233	237	233
New centers added during the period	2	1	4	2
Centers discontinued during the period	—	—	—	1
Centers under development at end of period	2	1	2	1
Centers under letter of intent at end of period	6	6	6	6
Average revenue per consolidated center	$1,308	$1,199	$2,515	$2,309
Same center revenues increase (decrease)	5.1%	0.9%	4.4%	(0.7)%

Operating Data- Physician Services:
	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Contribution to Net Revenue Growth:
Same contract	10.9%	8.1%
New contract	1.6	2.0
Acquired contract and other	11.8	9.3
Total net revenue growth	24.3%	19.4%

Same contract revenue growth	14.3%	10.5%

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AMSG Reports Second-Quarter Results

August 4, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	June 30,	December 31,
Balance Sheet Data:	2015	2014
Assets
Current assets:
Cash and cash equivalents	$126,289	$208,079
Restricted cash and marketable securities	11,581	10,219
Accounts receivable, net of allowance of $125,123 and $113,357, respectively	259,872	233,053
Supplies inventory	20,985	19,974
Prepaid and other current assets	83,857	115,362
Total current assets	502,584	586,687
Property and equipment, net	188,755	180,448
Investments in unconsolidated affiliates	83,679	75,475
Goodwill	3,586,021	3,381,149
Intangible assets, net	1,282,377	1,273,879
Other assets	24,616	25,886
Total assets	$5,668,032	$5,523,524
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$19,778	$18,826
Accounts payable	28,514	29,585
Accrued salaries and benefits	141,719	140,044
Accrued interest	29,804	29,644
Other accrued liabilities	97,149	67,986
Total current liabilities	316,964	286,085
Long-term debt	2,229,683	2,232,186
Deferred income taxes	623,667	633,480
Other long-term liabilities	91,954	89,443
Commitments and contingencies
Noncontrolling interests – redeemable	185,177	184,099
Equity:
Preferred stock, no par value, 5,000 shares authorized, 1,725 shares issued and outstanding	166,632	166,632
Common stock, no par value, 120,000 shares authorized, 48,443 and 48,113 shares issued and outstanding, respectively	893,319	885,393
Retained earnings	677,707	627,522
Total AmSurg Corp. equity	1,737,658	1,679,547
Noncontrolling interests – non-redeemable	482,929	418,684
Total equity	2,220,587	2,098,231
Total liabilities and equity	$5,668,032	$5,523,524

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AMSG Reports Second-Quarter Results

August 4, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Cash Flow Data:	2015	2014	2015	2014
Cash flows from operating activities:
Net earnings	$90,747	$68,172	$159,502	$128,286
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	23,612	8,436	46,430	16,695
Amortization of deferred loan costs	2,081	498	4,155	996
Provision for uncollectibles	70,515	5,542	144,514	10,736
Net loss on sale of long-lived assets	—	7	—	611
Loss (gain) on deconsolidation	3,035	(1,366)	3,258	(3,411)
Share-based compensation	3,883	2,506	7,592	4,964
Excess tax benefit from share-based compensation	(216)	(363)	(3,533)	(2,090)
Deferred income taxes	(635)	5,939	2,699	17,872
Equity in earnings of unconsolidated affiliates	(3,989)	(539)	(6,640)	(1,303)
Net change in fair value of contingent consideration	6,410	—	6,410	—
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(82,842)	(9,870)	(157,056)	(16,715)
Supplies inventory	(80)	238	(110)	(7)
Prepaid and other current assets	16,485	1,328	30,327	(2,310)
Accounts payable	1,830	1,181	(696)	(2,397)
Accrued expenses and other liabilities	20,534	1,375	12,648	769
Other, net	1,198	678	1,895	885
Net cash flows provided by operating activities	152,568	83,762	251,395	153,581
Cash flows from investing activities:
Acquisitions and related expenses	(69,454)	(19,399)	(196,032)	(24,437)
Acquisition of property and equipment	(17,882)	(9,037)	(32,665)	(16,075)
Proceeds from sale of interests in surgery centers	—	981	—	2,092
Purchases of marketable securities	(1,245)	—	(1,245)	—
Maturities of marketable securities	2,988	—	2,988	—
Other	(1,767)	(963)	(1,987)	(1,381)
Net cash flows used in investing activities	(87,360)	(28,418)	(228,941)	(39,801)
Cash flows from financing activities:
Proceeds from long-term borrowings	5,568	42,301	7,795	74,246
Repayment on long-term borrowings	(5,075)	(51,473)	(10,288)	(102,326)
Distributions to noncontrolling interests	(53,831)	(48,816)	(101,033)	(92,010)
Cash dividends for preferred shares	(2,264)	—	(4,528)	—
Proceeds from issuance of common stock upon exercise of stock options	334	1,158	2,080	1,646
Repurchase of common stock	—	—	(3,684)	(2,857)
Excess tax benefit from share-based compensation	216	363	3,533	2,090
Other	(23)	(1,082)	1,881	(498)
Net cash flows used in financing activities	(55,075)	(57,549)	(104,244)	(119,709)
Net increase (decrease) in cash and cash equivalents	10,133	(2,205)	(81,790)	(5,929)
Cash and cash equivalents, beginning of period	116,156	47,116	208,079	50,840
Cash and cash equivalents, end of period	$126,289	$44,911	$126,289	$44,911

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AMSG Reports Second-Quarter Results

August 4, 2015

AMSURG CORP.
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes the gains or loss from deconsolidations, which are non-cash in nature, transaction costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense (the majority of which relate to the Sheridan Transaction and which are of a nature and significance not generally associated with our historical individual center acquisition activity), changes in contingent purchase price consideration and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of AmSurg as earnings before interest expense, net , income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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